EXHIBIT 99.1

The Joint Corp. Reports Results for the Fourth Quarter And Full Year 2015

Added 47 Company-Owned or Managed and 23 Franchised Clinics In 2015

SCOTTSDALE, Ariz., March 16, 2016 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ:JYNT), a national operator, manager and franchisor of chiropractic clinics, today reported results for the fourth quarter and full year ended December 31, 2015.

Financial Highlights

  Revenue increased 83.1% in the fourth quarter to $3.8 million, up from $2.1 million in the same quarter last year.
  Revenue increased 94.4% for the full year 2015 to $13.8 million, up from $7.1 million for the full year 2014.
  System wide Comp Sales1 were 31% for fourth quarter 2015 and 34% for the full year 2015 over the comparable period in the previous year.
  312 total clinics in operation as of December 31, 2015, an increase of 35 clinics during the fourth quarter, and an increase of 66 clinics from December 31, 2014.
  Company-owned or managed clinics increased by 18 during the fourth quarter, to 47 as of December 31, 2015, including 17 newly-developed (greenfield) clinics. There were no company-owned or managed clinics in 2014.

“We are very pleased with our continued strong revenue growth and operational performance during the fourth quarter and the full year. We added a net of 23 franchised clinics and 47 company-owned or managed clinics during 2015, including 18 in the fourth quarter, exceeding the high end of the goal we stated for company-owned or managed clinics at this time last year,” said John B. Richards, chief executive officer of The Joint Corp. “We opened our first company-owned clinic in the Chicago area in October, expanding to 9 clinics in that area during the fourth quarter. In addition, we expanded in the Los Angeles/ Orange County California and Phoenix areas in 2015 consistent with our strategy to accelerate clustering of our clinics in each market to facilitate both operational and marketing efficiencies and growth. Our strategy in 2016 will be to grow our franchisee base and optimize the performance of these newly developed company clinics while selectively adding clinics in these clusters for additional operating and marketing leverage. Furthermore, proceeds from our public offering of common stock completed during the fourth quarter will enable us to continue to support our franchise partners and execute on our expansion plans."

Fourth Quarter 2015 Financial Results

Revenue for the fourth quarter of 2015 increased 83% to $3.8 million from $2.1 million in the fourth quarter of the prior year due primarily to the addition and growth of 47 company-owned or managed clinics and an increase in franchised clinics from 242 at December 31, 2014, to 265 at December 31, 2015.

Cost of revenue in the fourth quarter of 2015 increased 22% compared to the fourth quarter of 2014, due primarily to an increase in regional developer royalties driven by the continued growth in sales from franchised clinics.

Selling and marketing expense increased to $1.2 million in the fourth quarter of 2015, compared to $0.5 million in the same period last year, due to marketing expenses at the Company’s 47 owned or managed clinics that were developed or acquired during the year, and increased sales from franchised and company-owned or managed clinics driving additional funding to, and related expenditures from, the Company’s national marketing fund.

General and administrative expense increased to $4.8 million in the fourth quarter of 2015, compared to $1.9 million in the fourth quarter of 2014, due to payroll and occupancy expenses at the Company’s 47 owned or managed clinics, and to increases in the number of employees to support the company’s growth initiatives and public company operations, along with higher stock-based compensation.

Depreciation and amortization expense increased for the fourth quarter of 2015, compared to the same period last year, due to the addition of property and equipment and intangible assets relating to acquisitions of franchises and regional developer rights, as well as the growth in the number of greenfield clinics.

Operating loss in the fourth quarter of 2015 was ($3.5) million, compared to an operating loss of ($0.9) million in the fourth quarter of 2014. Net loss in the fourth quarter of 2015 was ($3.4) million, or ($0.31) per share, compared to a net loss of ($2.6) million or ($0.35) per share in the same period last year.

Adjusted EBITDA in the fourth quarter of 2015 was ($2.8) million, compared to ($0.8) million in the same quarter the prior year.

Full Year 2015 Financial Results

Revenue in 2015 increased 94% to $13.8 million from $7.1 million in the prior year, due primarily to revenues from the 47 company-owned or managed clinics developed or acquired during the year, and a more than 40% increase in franchise royalties, due to franchisees’ continued sales growth.

Cost of revenue in 2015 increased 20% compared to 2014 due primarily to a $0.4 million increase in regional developer royalties from franchisees’ sales growth, and the recognition of commissions on franchise license terminations.

Selling and marketing expense increased to $3.7 million in 2015, compared to $1.1 million in the prior year, due to increased sales from franchised and company-owned or managed clinics, which resulted in additional funding to, and related expenditures from, the Company’s national marketing fund. Additionally, the increase in the number of company-owned or managed clinics has resulted in increased local marketing expenses designed to drive continued sales growth.

General and administrative expense increased to $15.4 million in 2015, compared to $5.1 million in 2014, due to an increase in payroll and occupancy costs at company-owned or managed clinics acquired or developed during the year, increases in the number of employees to support the Company’s growth initiatives and public company operations, acquisition-related professional fees and stock-based compensation.

Depreciation and amortization expense increased for the full year 2015, compared to the prior year, due to the addition of property and equipment and intangible assets relating to acquisitions of franchises and regional developer rights.

Operating loss in 2015 was ($9.3) million, compared to an operating loss of ($1.6) million in 2014. Net loss in 2015 was ($8.8) million, or ($0.88) per share, compared to a net loss of ($3.0) million or ($0.56) per share in 2014.

Adjusted EBITDA in 2015 was ($6.8) million, compared to ($1.4) million in the prior year.

As of December 30, 2015, cash and cash equivalents were $16.8 million, compared to $20.8 million at December 31, 2014. In the fourth quarter of 2015, The Company sold 2,613,636 shares of its common stock through an underwritten public offering, inclusive of the underwriters’ over-allotment, at a price of $5.50 per share, resulting in net proceeds to the Company of approximately $13.0 million.

2016 Financial Guidance

The Joint Corp. is providing guidance for full year 2016 as set forth below:

  Total revenues in the range of $19 million to $ 21 million.
  Adjusted EBITDA loss in the range of $(6.6) million to $(6.4) million.
  Net new clinic openings in the range of 68 to 72, including 18 to 20 company-owned or managed clinics and 58 to 60 franchised clinics.

Conference Call

The Joint Corp. management will host a conference call at 5:00 p.m. ET on Wednesday, March 16, 2016, to discuss the fourth quarter and full year 2015 results. The conference call will be accessible by dialing 844-464-3931 (U.S.) or 765-507-2604 (international), and referencing 45914309. A live webcast of the conference call will also be available on the investor relations section of the company’s website at www.thejoint.com. An audio replay will be available two hours after the conclusion of the call through March 23, 2016. The replay can be accessed by dialing (855) 859-2056 or (404) 537-3406. The passcode for the replay is 45914309.

Non-GAAP Financial Information

This earnings release includes a presentation of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the Company’s underlying operating performance and operating trends. Reconciliations of net loss to EBITDA and Adjusted EBITDA are presented within the tables below. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, and stock-based compensation expense. The company defines EBITDA as net income (loss) before net interest, taxes, depreciation and amortization expense.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are frequently used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the Company’s financial statements filed with the SEC.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire corporate clinics as rapidly as we intend, our failure to profitably operate corporate clinics, and the factors described in “Risk Factors” in our Prospectus dated December 19, 2015 as filed with the SEC. Words such as "anticipates", "believes", "continues", "estimates", "expects", "goal", "objectives", "intends", "may", "opportunity", "plans", "potential", "near-term", "long-term", "projections", "assumptions", "projects", "guidance", "forecasts", "outlook", "target", "trends", "should", "could", "would", "will" and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ:JYNT)

The Joint is reinventing chiropractic by making quality care convenient and affordable for patients seeking pain relief and ongoing wellness. Our no-appointment policy and convenient hours and locations make care more accessible, and our affordable membership plans and packages eliminate the need for insurance. With 320+ clinics nationwide and nearly three million patient visits annually, The Joint is an emerging growth company and key leader in the chiropractic profession. For more information, visit www.thejoint.com, follow us on Twitter @thejointchiro and find us on Facebook, You Tube and LinkedIn.

Business Structure

The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In California, Colorado, Florida, Illinois, Minnesota, New Jersey, New York, North Carolina, Oregon and Tennessee, The Joint and its franchisees provide management services to affiliated professional chiropractic practices.

1 Comp Sales include sales only from clinics that have been open at least 13 full months and exclude any clinics that have closed.

THE JOINT CORP. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$16,792,850	$20,796,783
Restricted cash	385,282	224,576
Accounts receivable, net	743,239	704,905
Income taxes receivable	70,981	395,814
Note receivable - current portion	60,908	27,528
Deferred franchise costs - current portion	605,850	622,800
Prepaid expenses and other current assets	366,033	375,925
Total current assets	19,025,143	23,148,331
Property and equipment, net	7,138,746	1,134,452
Note receivable, net of current portion and reserve	15,823	31,741
Deferred franchise costs, net of current portion	1,534,700	2,574,450
Deferred tax asset	-	208,800
Intangible assets, net	2,542,269	153,000
Goodwill	2,466,937	636,104
Deposits and other assets	638,710	585,150
Total assets	$33,362,328	$28,472,028

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,996,971	$1,178,987
Accrued expenses	375,529	92,418
Co-op funds liability	201,078	186,604
Payroll liabilities	1,493,375	617,944
Notes payable - current portion	451,850	-
Deferred rent - current portion	334,560	93,398
Deferred revenue - current portion	2,579,423	1,957,500
Other current liabilities	54,596	50,735
Total current liabilities	7,487,382	4,177,586
Notes payable, net of current portion	130,000	-
Deferred rent, net of current portion	457,290	451,766
Deferred revenue, net of current portion	4,369,702	7,915,918
Other liabilities	238,648	299,405
Total liabilities	12,683,022	12,844,675
Commitments and contingencies
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000
shares authorized, 0 issued and outstanding, as of December 31, 2015,
and December 31, 2014	-	-
Common stock, $0.001 par value; 20,000,000 shares
authorized, 13,070,180 shares issued and 12,536,180 shares outstanding as of December 31, 2015 and 10,196,510 shares issued and 9,662,510
outstanding as of December 31, 2014	13,070	10,197
Additional paid-in capital	35,267,376	21,420,975
Treasury stock (534,000 shares as of December 31, 2015 and
December 31, 2014, at cost)	(791,638)	(791,638)
Accumulated deficit	(13,809,502)	(5,012,181)
Total stockholders' equity	20,679,306	15,627,353
Total liabilities and stockholders' equity	$33,362,328	$28,472,028

THE JOINT CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)		(audited)
Revenues:
Royalty fees	$1,250,925	$961,233	$4,515,203	$3,194,286
Franchise fees	609,000	464,000	2,471,259	1,933,500
Revenues and management fees from company clinics	1,282,407	-	3,651,273	-
Advertising fund revenue	235,644	255,352	1,191,124	459,493
IT related income and software fees	209,312	211,600	808,070	840,825
Regional developer fees	67,202	101,500	866,802	478,500
Other revenues	108,281	61,711	331,700	210,058
Total revenues	3,762,771	2,055,396	13,835,431	7,116,662
Cost of revenues:
Franchise cost of revenues	694,123	575,813	2,642,451	2,081,382
IT cost of revenues	43,229	30,877	177,462	264,440
Total cost of revenues	737,352	606,690	2,819,913	2,345,822
Selling and marketing expenses	1,240,806	461,412	3,691,782	1,117,163
Depreciation and amortization	446,466	68,415	1,268,955	210,123
General and administrative expenses	4,842,406	1,855,393	15,371,223	5,070,263
Total selling, general and administrative expenses	6,529,678	2,385,220	20,331,960	6,397,549
Loss from operations	(3,504,259)	(936,514)	(9,316,442)	(1,626,709)

Other income (expense):
Bargain purchase gain	(123,067)	-	261,147	-
Other income (expense), net	4,319	(5,677)	22,119	(64,075)
Total other income (expense)	(118,748)	(5,677)	283,266	(64,075)

Loss before income tax (expense) benefit	(3,623,007)	(942,191)	(9,033,176)	(1,690,784)

Income tax (expense) benefit	242,003	(1,625,010)	235,855	(1,340,436)

Net loss and comprehensive loss	$(3,381,004)	$(2,567,201)	$(8,797,321)	$(3,031,220)

Loss per share:
Basic and diluted loss per share	$(0.31)	$(0.35)	$(0.88)	$(0.56)

Weighted average shares	10,828,011	7,326,941	10,042,001	5,451,851

Non-GAAP Financial Data:
Net loss	$(3,381,004)	$(2,567,201)	$(8,797,321)	$(3,031,220)
Interest expense	5,091	-	14,887	-
Depreciation and amortization expense	446,466	68,415	1,268,955	210,123
Tax expense (benefit) penalties and interest	(242,003)	1,625,010	(235,855)	1,340,436
EBITDA	$(3,171,450)	$(873,776)	$(7,749,334)	$(1,480,661)
Stock compensation	179,068	61,007	825,145	101,830
Acquisition related expenses	31,072	-	393,069	-
Bargain purchase gain	123,067	-	(261,147)	-
Adjusted EBITDA	$(2,838,243)	$(812,769)	$(6,792,267)	$(1,378,831)

THE JOINT CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2015	2014

Net loss	$(8,797,321)	$(3,031,220)
Adjustments to reconcile net loss to net cash	805,682	2,182,962
Changes in operating assets and liabilities	1,195,160	410,813
Net cash used in operating activities	(6,796,479)	(437,445)
Net cash used in investing activities	(10,013,083)	(2,060,126)
Net cash provided by financing activities	12,805,629	19,777,604
Net (decrease) increase in cash	$(4,003,933)	$17,280,033

The above table presents the reconciliation of net income (loss) to Adjusted EBITDA for the full year periods ended December 31, 2015 and 2014.

Investor Contact:
Peter Vozzo
peter.vozzo@westwicke.com
443-213-0505

Media Contact:
Marcia Rhodes
mrhodes@acmarketingpr.com
480-664-8412, ext. 15